EXHIBIT 8.1

SUBSIDIARIES OF THE REGISTRANT

Wholly-owned subsidiaries:

•                  IFM Company Ltd., incorporated in the Cayman Islands

•                  Beijing Aifeite International Franchise Consultant Co., Ltd., incorporated in the People’s Republic of China

•                  City Integrated Residential Services (China) Limited, incorporated in Hong Kong, S.A.R.

•                  Shanghai Yaye Real Estate Brokerage Co., Ltd., incorporated in the People’s Republic of China

•                  CIR Real Estate Consultant (Shenzhen) Co., Ltd., incorporated in the People’s Republic of China

•                  Genius Nation Investments Ltd., incorporated in the British Virgin Islands

•                  Shanghai Ruifeng Real Estate Investments Consultant Co., Ltd., incorporated in the People’s Republic of China

•                  Beijing Anxinruide Real Estate Brokerage Co., Ltd., incorporated in the People’s Republic of China

•                  Shanghai Anshijie Real Estate Consultant Co., Ltd., incorporated in the People’s Republic of China

•                  Beijing Kaishengjinglue Guarantee Co., Ltd., incorporated in the People’s Republic of China

•                  Kaisheng Jinglue (Shanghai ) Investment Management Co., Ltd., incorporated in the People’s Republic of China

•                  Beijing IFM International Real Estate Brokerage Co., Ltd., incorporated in the People’s Republic of China

•                  Beijing IFM Investment Managements Limited, incorporated in the People’s Republic of China

•                  Shanghai Ruifeng Investment Managements Limited, incorporated in the People’s Republic of China

•                  Beijing Huachuang Xunjie Technology Co., Ltd., incorporated in the People’s Republic of China

•                  Shenzhen Kaian Investments Guarantee Co., Ltd., incorporated in the People’s Republic of China

•                  Chengdu Yize Real Estate Brokerage Co., Ltd., incorporated in the People’s Republic of China

•                  Chengdu Yichuan Real Estate Brokerage Co., Ltd., incorporated in the People’s Republic of China

•                  Chengdu Yidao Real Estate Brokerage Co., Ltd., incorporated in the People’s Republic of China

Consolidated entities:

•                  Business Vision Management Consultants Limited, incorporated in Hong Kong, S.A.R.

•                  Beijing Kaicheng Huaxin Investment Consultants Limited, incorporated in the People’s Republic of China

•                  Beijing Xinrui Shijiao Business Managements Consultant Co., Ltd., incorporated in the People’s Republic of China

•                  Tianjin Shiji TianRe Investment Management Company Ltd., incorporated in the People’s Republic of China

•                  Beijing Huaxing Tianye Investment Management Co., Ltd., incorporated in the People’s Republic of China

•                  Beijing Rongzhong Xingye Investment Co., Ltd., incorporated in the People’s Republic of China

•                  Tianjin Shiji TianRe Equity Investment Fund Management Limited Partnership, incorporated in the People’s Republic of China